SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 16, 2004

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 940-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2004 Saks Incorporated (the “Company”), following a review of human resources practices, adopted an Amended and Restated 2000 Change of Control and Material Transaction Severance Plan (the “Amended and Restated Plan”). The Amended and Restated Plan amends and restates the Company’s 2000 Change of Control and Material Transaction Severance Plan dated September 13, 2000 (the “Prior Plan”). The Prior Plan is included as Exhibit 10.63 to the Company’s Form 10-K for the fiscal year ended February 3, 2001.

The following amendment to the Prior Plan that is included in the Amended and Restated Plan is material to the Company. The Amended and Restated Plan adds the condition that, to be eligible for severance pay upon a change in control, a participant’s employment must be terminated “as the result of” the change in control.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit	Description of Document
10.1	Amended and Restated 2000 Change of Control and Material Transaction Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: November 18, 2004	/S/ CHARLES J. HANSEN
Charles J. Hansen Executive Vice President and General Counsel